Exhibit 99(a)
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
Debtors: Delphi Corporation, et al. (1)
Case Number: Jointly Administered 05-44481 (RDD)
Monthly Operating Report for the Month Ended:
December 31, 2005
Debtors’ Address:
5725 Delphi Drive
Troy, Michigan 48098
Monthly Operating Loss: $616 million
Debtors’ Attorneys:
John Wm. Butler Jr. (JB 4711)
John K. Lyons (JL 4951)
Ron E. Meisler (RM 3026)
Skadden, Arps, Slate, Meagher & Flom LLP
333 West Wacker Drive
Suite 2100
Chicago, IL 60606
Telephone: (312) 407-0700
Facsimile: (312) 407-0411
And
Kayalyn A. Marafioti (KM 9632)
Thomas J. Matz (TM 5986)
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Telephone: (212) 735-3000
Facsimile: (212) 735-2000
Report Preparer:
     The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under the penalty of perjury that the information contained therein is complete, accurate and truthful to the best of my knowledge. (2)

Date: January 31, 2006	/s/ JOHN D. SHEEHAN

John D. Sheehan
Vice President and Chief Restructuring Officer, Chief Accounting Officer
and Controller

(1) See next page for a listing of Debtors by case number.
(2) All amounts herein are unaudited and subject to revision. The Debtors reserve all rights to revise this report.

DELPHI CORPORATION, ET AL.
MONTHLY OPERATING REPORT
(1) The Debtors in these jointly administered cases are as follows:

Debtor Name	Case Number

Delphi NY Holdings Corporation	05-44480
Delphi Corporation	05-44481
ASEC Manufacturing General Partnership	05-44482
ASEC Sales General Partnership	05-44484
Environmental Catalysts, LLC	05-44503
Delphi Medical Systems Colorado Corporation	05-44507
Delphi Medical Systems Texas Corporation	05-44511
Delphi Medical Systems Corporation	05-44529
Specialty Electronics International Ltd.	05-44536
Specialty Electronics, Inc.	05-44539
Delphi Liquidation Holding Company	05-44542
Delphi Electronics (Holding) LLC	05-44547
Delphi Technologies, Inc.	05-44554
Delphi Automotive Systems Tennessee, Inc.	05-44558
Delphi Mechatronic Systems, Inc.	05-44567
Delphi Automotive Systems Risk Management Corporation	05-44570
Exhaust Systems Corporation	05-44573
Delphi China LLC	05-44577
Delphi Automotive Systems Korea, Inc.	05-44580
Delphi International Services, Inc.	05-44583
Delphi Automotive Systems Thailand, Inc.	05-44586
Delphi Automotive Systems International, Inc.	05-44589
Delphi International Holdings Corporation	05-44591
Delphi Automotive Systems Overseas Corporation	05-44593
Delphi Automotive Systems (Holding), Inc.	05-44596
Delco Electronics Overseas Corporation	05-44610
Delphi Diesel Systems Corporation	05-44612
Delphi LLC	05-44615
Aspire, Inc.	05-44618
Delphi Integrated Service Solutions, Inc.	05-44623
Delphi Connection Systems	05-44624
Packard Hughes Interconnect Company	05-44626
DREAL, Inc.	05-44627
Delphi Automotive Systems Services LLC	05-44632
Delphi Services Holding Corporation	05-44633
Delphi Automotive Systems Global (Holding), Inc.	05-44636
Delphi Foreign Sales Corporation	05-44638
Delphi Automotive Systems Human Resources LLC	05-44639
Delphi Automotive Systems LLC	05-44640
Delphi Furukawa Wiring Systems LLC	05-47452
Delphi Receivables LLC	05-47459
MobileAria, Inc.	05-47474
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, ET AL.
MONTHLY OPERATING REPORT
INDEX
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, ET AL.
MONTHLY OPERATING REPORT
CONDENSED CONSOLIDATED DEBTORS-IN-POSSESSION STATEMENT OF OPERATIONS
(Non-filed entities, principally non-U.S. subsidiaries, excluded from consolidated Debtor group)

Month Ended
December 31, 2005
(in millions)
Net sales:
General Motors and affiliates	$805
Other customers	541
Intercompany non-Debtor subsidiaries	40

Total net sales	1,386

Operating expenses:
Cost of sales, excluding items listed below	1,364
Selling, general and administrative	106
Depreciation and amortization	53
Goodwill and long-lived asset impairment charges	479

Total operating expenses	2,002

Operating loss	(616)
Interest expense (contractual interest expense was $45)	(31)
Other income (expense), net	(1)

Loss before reorganization items, income taxes, and equity income	(648)
Reorganization items	11
Income tax expense	—
Equity income from non-consolidated subsidiaries, net of tax	8
Equity loss from non-Debtor subsidiaries, net of tax	(497)

Net loss	$(1,126)

The accompanying notes are an integral part of the financial statements.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, ET AL.
MONTHLY OPERATING REPORT
CONDENSED CONSOLIDATED DEBTORS-IN-POSSESSION BALANCE SHEET
(Non-filed entities, principally non-U.S. subsidiaries, excluded from consolidated Debtor group)

December 31, 2005
(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$1,362
Accounts receivable, net:
General Motors and affiliates	1,660
Other third parties	1,657
Non-Debtor subsidiaries	289
Notes receivable from non-Debtor subsidiaries	352
Inventories, net:
Productive material, work-in-process and supplies	811
Finished goods	292
Prepaid expenses and other	145

Total current assets	6,568

Long-term assets:
Property, net	2,614
Goodwill	40
Other intangible assets	42
Pension intangible assets	871
Investments in non-Debtor subsidiaries	2,962
Other	712

Total assets	$13,809

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities not subject to compromise:
Accounts payable	1,031
Accounts payable to non-Debtor subsidiaries	480
Accrued liabilities	441

Total current liabilities	1,952

Long-term liabilities not subject to compromise:
Debtor-in-possession financing	250
Employee benefit plan obligations and other	518

Total long-term liabilities	768

Liabilities subject to compromise	17,408

Total liabilities	20,128

Stockholders’ deficit:
Common stock, $0.01 par value, 1,350 million shares authorized, 565 million shares issued	6
Additional paid-in capital	2,675
Accumulated deficit	(6,722)
Minimum pension liability	(2,051)
Accumulated other comprehensive loss, excluding minimum pension liability	(175)
Treasury stock, at cost (3.2 million shares)	(52)

Total stockholders’ deficit	(6,319)

Total liabilities and stockholders’ deficit	$13,809

The accompanying notes are an integral part of the financial statements.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, ET AL.
MONTHLY OPERATING REPORT
CONDENSED CONSOLIDATED DEBTORS-IN-POSSESSION STATEMENT OF CASH FLOWS
(Non-filed entities, principally non-U.S. subsidiaries, excluded from consolidated Debtor group)

Month Ended December 31, 2005
(in millions)
Cash flows from operating activities:
Net loss	$(1,126)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	53
Goodwill and long-lived asset impairment charges	479
Pension and other postretirement benefit expenses	117
Equity income from unconsolidated subsidiaries, net of tax	(8)
Equity loss from non-Debtor subsidiaries, net of tax	497
Reorganization items	(11)
Changes in operating assets and liabilities:
Accounts receivable, net	373
Inventories, net	8
Prepaid expenses and other	(27)
Accounts payable, accrued and other long-term liabilities	92
Other postretirement benefit payments	(16)
Receipts (payments) for reorganization items, net	8
Other	(14)

Net cash provided by operating activities	425

Cash flows from investing activities:
Capital expenditures	(43)
Proceeds from sale of property	1

Net cash used in investing activities	(42)

Cash flows from financing activities:
Proceeds from prepetition secured revolving credit facility, net	1
Proceeds advanced under cash overdraft	22

Net cash provided by financing activities	23

Increase in cash and cash equivalents	406
Cash and cash equivalents at beginning of period	956

Cash and cash equivalents at end of period	$1,362

The accompanying notes are an integral part of the financial statements.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, ET AL.
NOTES TO MONTHLY OPERATING REPORT
1. Background and Organization
     General – Delphi Corporation (“Delphi” or the “Company”) is a world-leading supplier of vehicle electronics, transportation components, integrated systems and modules and other electronic technology.
     Chapter 11 Reorganization Cases – On October 8, 2005, Delphi and certain of its United States (“U.S.”) subsidiaries (the “Initial Filers”) filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Southern District of New York (the “Court”), and on October 14, 2005, three additional U.S. subsidiaries of Delphi (collectively with the Initial Filers, the “Debtors”) filed voluntary petitions for relief under the Bankruptcy Code (the Debtors’ October 8, 2005 and October 14, 2005 filings are referred to herein collectively as the “Chapter 11 Filings”). See the second page of this report for a listing of the Debtors and case number information. The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. Delphi’s non-U.S. subsidiaries were not included in the filings and will continue their business operations without supervision from the U.S. Courts. On October 17, 2005 the Office of the United States Trustee for the Southern District of New York appointed a statutory committee of unsecured creditors.
2. Basis of Presentation
     Condensed Consolidated Debtor-in-Possession Financial Statements – The financial statements and supplemental information contained herein are unaudited, preliminary and may not comply with generally accepted accounting principles in the United States of America (“U.S. GAAP”) in all material respects. In addition, the financial statements and supplemental information contained herein represent the condensed consolidated financial information for the Debtors only. Delphi’s non-Debtor subsidiaries are treated as non-consolidated subsidiaries in the attached financial statements and as such their net loss is included as “Equity loss from non-Debtor subsidiaries, net of tax” in the statement of operations and their net assets are included as “Investments in non-Debtor subsidiaries” in the balance sheet.
     American Institute of Certified Public Accountants Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (“SOP 90-7”), which is applicable to companies in chapter 11, generally does not change the manner in which financial statements are prepared. It does, however, require that the financial statements for periods subsequent to the filing of the chapter 11 petition distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. The Debtors’ financial statements contained herein have been prepared in accordance with the guidance in SOP 90-7.
     The unaudited consolidated financial statements have been derived from the books and records of the Debtors. This information, however, has not been subject to audit procedures that would typically be applied to year-end financial information presented in accordance with U.S. GAAP, and upon the application of such procedures, the Debtors believe that the financial information could be subject to changes, and these changes could be material. The information furnished in this report includes primarily normal recurring adjustments. As of December 31, 2005, certain prepaid balances and pre- and postpetition trade accounts payable balances are subject to further review and reclassification. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. Therefore, this report should be read in conjunction with our consolidated financial statements and notes thereto included in our 2004 Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the period ended September 30, 2005 filed with the United States Securities and Exchange Commission.
     The results of operations contained herein are not necessarily indicative of results which may be expected from any other period or for the full year and may not necessarily reflect the consolidated results of operations, financial position and cash flows of the Debtors in the future.
     Intercompany Transactions – Intercompany transactions between Debtors have been eliminated in the financial statements contained herein. Intercompany transactions with the Debtors’ non-Debtor subsidiaries have not been eliminated in the financial statements and are reflected as intercompany receivables, loans and payables.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, ET AL.
NOTES TO MONTHLY OPERATING REPORT
     General Motors and Affiliates – Includes activity with General Motors Corporation (“GM”) and its consolidated subsidiaries. Activity with GM’s non-consolidated subsidiaries (such as GM Shanghai) and activity with other Tier 1 suppliers who sell directly to GM is classified as other (non-GM) customer activity.
     Property – Includes property, plant and equipment and is recorded at cost net of accumulated depreciation.
     Goodwill and Long-lived Asset Impairment Charges – Includes approximately $252 million of goodwill and $217 million of long-lived asset impairment charges, in addition to approximately $10 million of impairment charges for spare parts for certain impaired long-lived assets. These are not cash charges; therefore, these impairment charges will not result in future cash expenditures. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”), Delphi reviews the recoverability of goodwill at least annually and any time business conditions indicate a potential change in recoverability. Similarly, in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), Delphi evaluates the recoverability of certain long-lived assets whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.
     As previously disclosed, Delphi has experienced deteriorated financial performance resulting in substantial net losses in 2005. Delphi believes that several significant issues have largely contributed to the deterioration of Delphi’s financial performance: (a) a competitive U.S. vehicle production environment for domestic original equipment manufacturers resulting in the reduced number of motor vehicles that GM, our largest customer, produces annually in the U.S. and related pricing pressures; (b) increasing commodity prices; (c) U.S. labor legacy liabilities and noncompetitive wage and benefit levels; and (d) restrictive collectively bargained labor agreement provisions which inhibit Delphi’s responsiveness to market conditions, including exiting non-strategic, non-profitable operations. As a result, Delphi has lowered expectations for future performance absent the ability to complete a transformation plan through its reorganization under chapter 11 of the U.S. Bankruptcy Code.
     The deterioration of Delphi’s U.S. financial performance as discussed above, combined with an unfavorable outlook absent completion of a successful U.S. reorganization, was an indicator for potential impairment. Additionally, reduced profitability at certain sites and product lines in Western Europe resulting from flattening revenue together with higher commodity costs was also considered. This led management to test the recoverability of its long-lived assets and goodwill against a business outlook which assumed no changes in the current operating environment, including no changes to the Company’s overall cost structure or compromise of any of its legacy liabilities. As Delphi’s bankruptcy case proceeds and its reorganization plan is further developed, Delphi may determine that additional impairment charges should be recognized.
     Management determined the goodwill impairment charges by comparing the carrying value of each of its reporting units to the fair value of the reporting unit as determined using a discounted cash flows analysis. In accordance with SFAS No. 142, where the carrying value exceeded the discounted cash flow for a particular reporting unit, goodwill impairment charges were recognized. The goodwill impairment charges recognized were determined by stating all other assets and liabilities of a reporting unit at their fair values with the remaining fair value of the reporting unit attributed to goodwill. The resulting goodwill impairment charges are the excess of the recorded goodwill balance over the calculated fair value of goodwill for the reporting unit. Delphi’s reporting units for purposes of SFAS No. 142 are global businesses focused on product families. The fair value of the reporting units was negatively impacted by the continued deterioration of business conditions, principally in the U.S., as described above. As a result of the goodwill impairment analysis, two of Delphi’s global reporting units recorded goodwill impairments.
     Management determined the asset impairment charges by comparing the estimated future cash flows against carrying values of assets. Specifically, Delphi tested certain long-lived assets, primarily property, plant and equipment, for impairment at each plant site that had operating losses during 2005 and/or an expectation of future losses over the remaining asset life. In accordance with SFAS No. 144, where the carrying value of an asset exceeds the future cash flows at that site, asset impairment charges are being recognized for the amount that the carrying value exceeds fair value, which primarily is determined using discounted future cash flows.
     Contractual Interest Expense – Contractual interest expense represents amounts due under the contractual terms of outstanding debt during the month, including debt subject to compromise for which interest expense is not recognized in the income statement in accordance with the provisions of SOP 90-7.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, ET AL.
NOTES TO MONTHLY OPERATING REPORT
     Taxes – Delphi accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes” and recognizes current and deferred income tax assets and liabilities based upon all events that have been recognized in the consolidated financial statements as measured by the enacted tax laws. Due to the Company’s history of U.S. losses over the past years, combined with the deterioration in its current U.S. operating outlook, during the fourth quarter of 2004, Delphi established a 100% valuation allowance against its U.S. deferred tax assets. As a result, Delphi discontinued recognizing income tax benefits for net operating losses incurred during 2005 and continues to record a 100% valuation allowance against all U.S. deferred tax assets.
     The Debtors’ have received authorization but not direction to pay sales, use, trust fund and certain other taxes in the normal course. As such, the Debtors have paid the applicable taxes when due. See the schedules of payroll and other taxes paid for additional information regarding taxes paid.
3. Equity Loss from Non-Debtor Subsidiaries, Net of Tax
     During the month of December, the Debtors’ non-Debtor subsidiaries recorded losses, net of tax, of $497 million, including pre-tax goodwill and long-lived asset impairment charges of approximately $323 million and $127 million, respectively. These are not cash charges; therefore, these impairment charges will not result in future cash expenditures. The goodwill charges resulted from the impairment analyses described above in Note 2, “Basis of Presentation, Depreciation and Amortization,” and relate to amounts originally recorded on the books of non-Debtor subsidiaries. The asset impairment charges, which were calculated on the same basis as described in Note 2, “Basis of Presentation, Depreciation and Amortization,” relate to certain non-Debtor manufacturing facilities, principally in Western Europe. Excluding goodwill and asset impairment charges, the pre-tax non-Debtor equity loss for the month of December would have been approximately $28 million. The non-Debtor subsidiaries generally experience reduced profitability in the month of December due to the shut-down of a significant portion of customers’ manufacturing facilities, principally in Europe, at the end of the year.
4. Debtor-in-Possession (“DIP”) Financing
     On October 14, 2005, Delphi entered into a Revolving Credit, Term Loan and Guaranty Agreement (the “DIP Credit Facility”) to borrow up to $2.0 billion from a syndicate of lenders. The DIP Credit Facility consists of a $1,750 million revolving facility and a $250 million term loan facility (collectively, the “DIP Loans”). The DIP Credit Facility contains various representations, warranties and covenants by the Debtors that are customary for transactions of this nature, including (without limitation) reporting requirements and maintenance of financial covenants.
     On October 27, 2005, Delphi entered into the First Amendment to the DIP Credit Facility (the “First Amendment”). Under the terms of the First Amendment the Company has agreed, among other things, to mandatory prepayments from Asset Sales and Recovery Events (each as defined in the First Amendment). The First Amendment also modified the terms of the Borrowing Base (as defined in the DIP Credit Facility) computation, which limits the amount outstanding under the DIP Loans at any one time.
     On October 28, 2005, the Court granted, on a final basis, the Debtors’ motion for approval of the DIP financing order. The DIP financing order granted final approval of the DIP Credit Facility, as amended, and final approval of an adequate protection package for certain prepetition facilities. Following approval of the final DIP financing order, the Debtors have access to $2 billion in DIP financing subject to the terms and conditions set forth in the DIP financing documents, as amended, and $2.5 billion under certain prepetition facilities, for a total financing of $4.5 billion.
     On November 21, 2005, Delphi entered into an Amended and Restated Revolving Credit, Term Loan and Guaranty Agreement (the “Amended DIP Credit Facility”) which, among other things, adds new lenders to the DIP Credit Facility, increases the interest rate that was provided under the DIP Credit Facility and alters the provisions regarding future amendments. The Amended DIP Credit Facility carries an interest rate at the option of Delphi of either (i) the Administrative Agent’s Alternate Base Rate (as defined in the Amended DIP Credit Facility) plus 1.75% or (ii) 2.75% above the Eurodollar base rate, which is the London Interbank Borrowing Rate (“LIBOR”). The LIBOR interest rate period can be set at a one, three or six-month period as selected by Delphi in accordance with the terms of the Amended DIP Credit Facility. Accordingly, the interest rate will fluctuate based on the movement
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, ET AL.
NOTES TO MONTHLY OPERATING REPORT
of the Alternate Base Rate or LIBOR through the term of the DIP Loans. The Amended DIP Credit Facility will expire on the earlier of October 8, 2007 and the date of substantial consummation of a Reorganization Plan that is confirmed pursuant to an order of the Court. Borrowings under the Amended DIP Credit Facility are prepayable at Delphi’s option without premium or penalty.
     Also on November 21, 2005, the $250 million term loan was funded and the Company elected to pay interest at LIBOR plus 2.75% for a six month period. As of December 31, 2005, there were no amounts outstanding under the DIP revolving facility. However, the Company had approximately $7 million in letters of credit outstanding against the DIP revolving facility.
5. Reorganization Items
     SOP 90-7 requires reorganization items such as realized gains and losses from the settlement of prepetition liabilities, provisions for losses resulting from the reorganization and restructuring of the business, as well as professional fees directly related to the process of reorganizing the Debtors under chapter 11 to be separately disclosed. The Debtors’ reorganization items consist of the following:

Month Ended
December 31, 2005
(in millions)
Professional fees directly related to reorganization	$(8)
Interest income	9
Gain on settlement of prepetition liabilities	10

Total Reorganization Items	$11

     Professional fees directly related to the reorganization (“Professional Fees”) include fees associated with advisors to the Debtors, unsecured creditors and secured creditors. Professional fees for the month ended December 31, 2005 were estimated by the Debtors and will be reconciled to actual invoices when received.
6. Liabilities Subject to Compromise
     As a result of the Chapter 11 Filings, the payment of prepetition indebtedness is subject to compromise or other treatment under a plan of reorganization. Generally, actions to enforce or otherwise effect payment of pre-chapter 11 liabilities are stayed. Although prepetition claims are generally stayed, at hearings held in mid October 2005 and November 2005, the Court granted final approval of the Debtors’ “first day” motions generally designed to stabilize the Debtors’ operations and covering, among other things, human capital obligations, supplier relations, customer relations, business operations, tax matters, cash management, utilities, case management and retention of professionals.
     The Debtors have been paying and intend to continue to pay undisputed postpetition claims in the ordinary course of business. In addition, the Debtors may reject prepetition executory contracts and unexpired leases with respect to the Debtors’ operations, with the approval of the Bankruptcy Court. Any damages resulting from rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as liabilities subject to compromise. The Debtors will notify all known claimants subject to the bar date of their need to file a proof of claim with the Court. A bar date is the date by which claims against the Debtors must be filed if the claimants wish to receive any distribution in the chapter 11 cases. No bar date has yet been set by the Court. Differences between liability amounts estimated by the Debtors and claims filed by creditors will be investigated and, if necessary, the Court will make a final determination of the allowable claim. The determination of how liabilities will ultimately be settled and treated cannot be made until the Court approves a chapter 11 plan of reorganization. Accordingly, the ultimate amount of such liabilities is not determinable at this time.
     SOP 90-7 requires prepetition liabilities that are subject to compromise to be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. The amounts currently classified as liabilities subject to compromise may be subject to future adjustments depending on Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims, or other events.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, ET AL.
NOTES TO MONTHLY OPERATING REPORT
Liabilities subject to compromise consist of the following:

December 31, 2005
(in millions)
Pension obligations (3)	$3,341
Postretirement obligations other than pensions (3)	7,336
Debt and notes payable	2,430
Secured debt	2,489
Other	1,812

Total Liabilities Subject to Compromise	$17,408

(3)	Due to the complex nature of the calculation of these liabilities, a small portion of the balances represent amounts potentially considered to be administrative claims.
     Other liabilities subject to compromise includes trade accounts payable related to prepetition purchases.
7. Postpetition Accounts Payable
     To the best of the Debtors’ knowledge, all undisputed postpetition accounts payable have been and are being paid under agreed-upon payment terms.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, ET AL.
SCHEDULE OF PAYROLL AND PAYROLL TAXES WITHHELD AND INCURRED
MONTH ENDED DECEMBER 31, 2005

	Employee Payroll Taxes	Employer Payroll Taxes
Gross Wages Paid	Withheld	Owed

$ 363,321,113	$94,408,040	$21,849,767

Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, ET AL.
SCHEDULE OF PAYROLL TAXES PAID
MONTH ENDED DECEMBER 31, 2005

Payee	Payroll Taxes Paid

Internal Revenue Service	$77,434,174
Inland Revenue Service (UK)	516,874
State of Alabama	674,420
City of Gadsden, AL	12,946
State of Arizona	545
State of California	88,477
State of Colorado	27,239
City of Denver, CO	690
State of Connecticut	912
State of Georgia	110,682
State of Illinois	26,746
State of Indiana	1,662,679
State of Kansas	14,334
State of Kentucky	2,379
State of Louisiana	403
State of Maryland	738
State of Michigan	2,782,398
City of Detroit, MI	4,044
City of Flint, MI	140,417
City of Grand Rapids, MI	11,642
City of Pontiac, MI	654
City of Saginaw, MI	119,347
City of Walker, MI	3,563
State of Minnesota	675
State of Missouri	4,145
State of Mississippi	278,919
State of North Carolina	2,443
State of New Jersey	66,911
State of New York	1,751,584
State of Ohio	2,713,467
City of Akron, OH	8
City of Canton, OH	492
City of Campbell, OH	3,008
City of Cincinnati, OH	457
City of Columbus, OH	46,761
City of Dayton, OH	314,863
City of Dublin, OH	2,018
City of Elyria, OH	2,754
City of Fairfield, OH	160
City of Hubbard, OH	5,645
City of Huron, OH	5,269
City of Kettering, OH	141,716
City of Lordstown, OH	1,052
City of Mansfield, OH	102
City of Moraine, OH	130,552
City of Springfield, OH	800
City of Toledo, OH	690
City of Trotwood, OH	4,211
City of Vandalia, OH	54,991
City of W Carrollton, OH	275
City of Warren, OH	108,368
City of Xenia, OH	347
City of Youngstown, OH	23,843
Ohio School District	32,999
State of Oklahoma	79,830
State of Oregon	935
State of Pennsylvania	30,550
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, ET AL.
SCHEDULE OF PAYROLL TAXES PAID
MONTH ENDED DECEMBER 31, 2005

Payee	Payroll Taxes Paid

City of Philadelphia, PA	109
City of Towamencin, PA	39
State of South Carolina	15,790
State of Texas	5
State of Virginia	1,700
State of Wisconsin	250,004
Country of Switzerland	5,684

Total	$89,720,474

Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, ET AL.
SCHEDULE OF OTHER TAXES COLLECTED, INCURRED AND PAID
MONTH ENDED DECEMBER 31, 2005

Taxing Jurisdiction	Tax Type	Tax Due	Tax Paid

New Jersey Division of Taxation	Income	$2,000	$2,000
Pennsylvania Department of Revenue	Franchise	1,900	1,900
State of New Jersey	Income	3,352	3,352
State of Connecticut	Franchise	546	546
New Mexico Taxation and Revenue Department	Franchise	50	50
Kansas Corporate Estimated Tax	Income	33,000	33,000
Kentucky State Treasurer	Income	48,000	48,000
Minnesota Department of Revenue	Income	140	140
Utah State Tax Commission	Income	100	100
City of Portland, Oregon	Franchise	125	125
Oregon Department of Revenue	Income	8,000	8,000
New Jersey Division of Taxation	Income	8,000	8,000
Pennsylvania Department of Revenue	Income	7,000	7,000
Alabama Department of Revenue Corp.	Income	3,000	3,000
State of New Jersey	Income	11,000	11,000
Shanghai Municipal Nanhui Administration of State Taxation — The Eighth Branch	Income	1,359,077	1,359,077
Shanghai Municipal Nanhui Administration of State Taxation — The Second Branch	Stamp Duty	19,089	19,089
Alabama Department of Revenue	Consumer Use	5,918	5,918
Alabama Department of Revenue	Seller’s Use	17,526	17,526
Board of Equalization, CA	Use	13	13
Bourbon County Sheriff, KY	Personal Property	32	32
Butler County Collector, MO	Personal Property	2	2
Butler County Sheriff, KY	Personal Property	4	4
Campbell County Treasurer, VA	Personal Property	389	389
City of Columbia, TN	Personal Property	2,373	2,373
City of Dry Ridge, KY	Personal Property	1	1
City of Jackson, TN	Personal Property	1,111	1,111
City of Lake City Tax Department, GA	Personal Property	9	9
City of Monroe, MO	Personal Property	477	477
City of North Kansas City, MO	Personal Property	8,008	8,008
City of Poplar Bluff, MO	Personal Property	1	1
City of Radford, VA	Personal Property	354	354
City of Roswell, GA	Personal Property	6	6
City of St. Louis Collector of Revenue, MO	Personal Property	88	88
City of Tuscaloosa, AL	Use	387	387
City of Williamstown, KY	Personal Property	29	29
Clay County Collector, MO	Personal Property	96,119	96,119
State of Colorado	Use	617	617
State of Colorado	Utility	242	242
Comptroller of Public Accounts, TX	Use	34,063	34,063
County of Tuscaloosa, AL	Use	580	580
Daviess County Sheriff, KY	Personal Property	83	83
Department of Revenue, IN	Use	181,534	181,534
Department of Taxation & Finance, NY	Use	57,806	57,806
Department of Taxation, OH	KWH	70,457	70,457
Department of Taxation, OH	Use	596,410	596,410
Department of Treasury, MI	Use	351,242	351,242
Etowah County, AL (Payee LGREC Inc., AL)	Use	1,133	1,133
Franklin County Collector, MO	Personal Property	163	163
Georgia Sales Tax Division, GA	Use	1,436	1,436
Grant County Sheriff, KY	Personal Property	12	12
Hardin County Sheriff, KY	Personal Property	1,421	1,421
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, ET AL.
SCHEDULE OF OTHER TAXES COLLECTED, INCURRED AND PAID
MONTH ENDED DECEMBER 31, 2005

Taxing Jurisdiction	Tax Type	Tax Due	Tax Paid

Henderson County Sheriff, KY	Personal Property	$708	$708
State of Illinois	Use	96	96
Jackson County Manager of Finance, MO	Personal Property	203	203
Jefferson County Sheriff, KY	Personal Property	63	63
Johnson County Collector, MO	Personal Property	13,390	13,390
Johnson County Treasurer, KS	Personal Property	42,936	42,936
Johnson County Treasurer, KS	Real Property	14,793	14,793
Kenton County Sheriff, KY	Personal Property	87	87
Knowsley Borough UK	Property	31,483	31,483
Limestone County& Gadsden City, AL (Payee ALATAX)	Use	20,760	20,760
Logan County Sheriff, KY	Personal Property	963	963
Madison County Clerk, KY	Personal Property	22	22
McDonald County Collector of Revenue, MO	Personal Property	663	663
Mississippi Tax Commission	Use	44,040	44,040
Monroe County Collector, MO	Personal Property	3,318	3,318
Nemaha County Treasurer, KS	Personal Property	687	687
New Jersey Sales Tax Division	Use	3,674	3,674
Office of the Fayette County, KY	Personal Property	1	1
Oklahoma County Treasurer, OK	Personal Property	6	6
Orange County Tax Collector, CA	Real Property	45,060	45,060
Pinal County Treasurer, AZ	Personal Property	169	169
Pottawatomie County Treasurer, OK	Personal Property	4,152	4,152
Prince Georges County Treasurer, MD	Personal Property	1,116	1,116
Rogers County Treasurer, OK	Personal Property	27	27
Rogers County Treasurer, OK	Property	357,433	357,433
Russell County Treasurer, SC	Personal Property	555	555
Screven County Tax Commissioner, GA	Personal Property	139	139
State of South Carolina	Use	60	60
Springfield City Clerk, TN	Personal Property	23	23
St. Charles County Collector, MO	Personal Property	12,844	12,844
St. Louis County Collector of Revenue, MO	Personal Property	4,005	4,005
Terrell County Tax Commissioner, GA	Personal Property	133	133
Unified Treasury Wyandotte County, KS	Personal Property	68	68
Warren County Tax Commissioner, GA	Personal Property	71	71
Washington County, KY	Personal Property	15	15
Wisconsin Dept. of Revenue, WI	Use	15,346	15,346
City of Troy, MI	Personal Property	6,832	6,832

Total		$3,560,366	$3,560,366

Note:	Certain Debtors also pay transaction taxes such as value added tax (“VAT”) to certain foreign countries based upon the purchase or supply of goods or services within the country and the importation of goods into the country from outside the country. For the purchase of goods or services in certain foreign countries, VAT may either be collected by the supplier from the Debtors or paid directly by the Debtors through self-assessment. For the supply of goods or services in certain foreign countries, the Debtors may collect VAT from the customers and remit the tax to the foreign governments. Upon importation in certain countries, VAT may be paid by the Debtors upon importation. In most cases, VAT is recoverable either as an input VAT credit or as a refund. The process of calculating VAT owed or refundable is a complex process of netting VAT paid, collected and remitted. To the best of the Company’s knowledge, all VAT has been paid and is being paid when due. In addition, certain Debtors incur foreign withholding taxes on certain payments from various foreign non-debtor subsidiaries. These foreign withholding taxes generally apply to interest, royalties, dividends, and service payments received from certain foreign non-debtor subsidiaries. The foreign withholding taxes are required to be withheld by the foreign non-Debtor subsidiaries and paid over to the foreign tax authorities on behalf of the Debtors. To the best of the Company’s knowledge, all foreign withholding taxes have been withheld by the foreign non-Debtor subsidiaries when required to be withheld and paid over to the appropriate foreign tax authorities when due. These foreign tax payments have not been included in the schedule above.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, ET AL.
SCHEDULE OF DISBURSEMENTS
MONTH ENDED DECEMBER 31, 2005

Debtor Name	Case Number	Amount(4)

Delphi NY Holdings Corporation	05-44480	$—
Delphi Corporation	05-44481	—
ASEC Manufacturing General Partnership	05-44482	—
ASEC Sales General Partnership	05-44484	—
Environmental Catalysts, LLC	05-44503	—
Delphi Medical Systems Colorado Corporation	05-44507	5,999,038
Delphi Medical Systems Texas Corporation	05-44511	269,575
Delphi Medical Systems Corporation	05-44529	1,002,935
Specialty Electronics International Ltd.	05-44536	—
Specialty Electronics, Inc.	05-44539	614,350
Delphi Liquidation Holding Company	05-44542	—
Delphi Electronics (Holding) LLC	05-44547	—
Delphi Technologies, Inc.	05-44554	15,314,798
Delphi Automotive Systems Tennessee, Inc.	05-44558	—
Delphi Mechatronic Systems, Inc.	05-44567	10,000,246
Delphi Automotive Systems Risk Management Corporation	05-44570	—
Exhaust Systems Corporation	05-44573	9,086,581
Delphi China LLC	05-44577	—
Delphi Automotive Systems Korea, Inc.	05-44580	240,468
Delphi International Services, Inc.	05-44583	1,994,978
Delphi Automotive Systems Thailand, Inc.	05-44586	—
Delphi Automotive Systems International, Inc.	05-44589	—
Delphi International Holdings Corporation	05-44591	—
Delphi Automotive Systems Overseas Corporation	05-44593	—
Delphi Automotive Systems (Holding), Inc.	05-44596	3,783
Delco Electronics Overseas Corporation	05-44610	11,315,062
Delphi Diesel Systems Corporation	05-44612	57,269,273
Delphi LLC	05-44615	—
Aspire, Inc.	05-44618	221,427
Delphi Integrated Service Solutions, Inc.	05-44623	478,715
Delphi Connection Systems	05-44624	5,950,121
Packard Hughes Interconnect Company	05-44626	249,572
DREAL, Inc.	05-44627	—
Delphi Automotive Systems Services LLC	05-44632	219,571,351
Delphi Services Holding Corporation	05-44633	—
Delphi Automotive Systems Global (Holding), Inc.	05-44636	—
Delphi Foreign Sales Corporation	05-44638	—
Delphi Automotive Systems Human Resources LLC	05-44639	116,550,846
Delphi Automotive Systems LLC	05-44640	1,510,961,272
Delphi Furukawa Wiring Systems LLC	05-47452	240,833
Delphi Receivables LLC	05-47459	—
MobileAria, Inc.	05-47474	1,959,299

(4)	Operating expenses for the month ended December 31, 2005 were used as a proxy for disbursements. Operating expenses exclude non-cash goodwill and long-lived asset impairment charges.
Case Number: 05-44481 (RDD) (Jointly Administered)